ITEM 77: ATTACHMENTS

SUB-ITEM 77O: Transactions effected pursuant to Rule 10f-3

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: CNOOC Curtis Funding
Date of Purchase: 9/26/2013
Amount of Purchase: $400,000
Purchase price: $100.00
Purchased from: UBS AG
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Hospira Inc
Date of Purchase: 8/7/2013
Amount of Purchase: $1,995,020
Purchase price: $99.751
Purchased from: Morgan Stanley & Co, LLC
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: News America Inc
Date of Purchase: 9/25/2013
Amount of Purchase: $2,486,375
Purchase price: $99.455
Purchased from: J.P. Morgan Securities LLC
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Private Colleges and Universities Authority
Date of Purchase: 7/31/2013
Amount of Purchase: $397,647.25
Purchase price: $103.285
Purchased from: Barclays Capital Inc
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Emerging Markets Debt Fund
Security: CNOOC Curtis Funding
Date of Purchase: 9/26/2013
Amount of Purchase: $2,290,000
Purchase price: $100.00
Purchased from: UBS AG
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Mid Cap Value Fund
Security: Envision Healthcare Holdings, Inc.
Date of Purchase: 8/14/2013
Amount of Purchase: $2,586,488
Purchase price: $23.00
Purchased from: Barclays Capital Inc
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Mid Cap Value Fund
Security: Foundation Medicine, Inc.
Date of Purchase: 9/25/2013
Amount of Purchase: $24,156
Purchase price: $18.00
Purchased from: J.P. Morgan Securities LLC
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Mid Cap Value Fund
Security: Frank's International NV
Date of Purchase: 8/9/2013
Amount of Purchase: $749,298
Purchase price: $22.00
Purchased from: Barclays Capital Inc
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/JPMorgan Mid Cap Growth Fund
Security: Premier, Inc.
Date of Purchase: 9/26/2013
Amount of Purchase: $3,607,200
Purchase price: $27.00
Purchased from: Bank of America Merrill Lynch
Affiliated Underwriter: J.P. Morgan

Fund: JNL/BlackRock Global Allocation Fund
Security: Crown Castle International Corp.
Date of Purchase: 10/23/2013
Amount of Purchase: $600,000
Purchase price: $100.00
Purchased from: Merrill Lynch, Pierce Fenner & Smith Inc.
Affiliated Underwriter: PNC Capital Markets LLC

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Llyods Bank PLC
Date of Purchase: 11/20/2013
Amount of Purchase: $1,198,080
Purchase price: $99.84
Purchased from: Morgan Stanley & Co, LLC
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: BPCE SA
Date of Purchase: 10/15/2013
Amount of Purchase: $873,547.50
Purchase price: $99.834
Purchased from: Citigroup Global Markets Inc.
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Suntrust Banks, Inc.
Date of Purchase: 10/22/2013
Amount of Purchase: $3,497,025
Purchase price: $99.915
Purchased from: SunTrust Robinson Humphrey, Inc.
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Wells Fargo & Company
Date of Purchase: 10/21/2013
Amount of Purchase: $1,570,338
Purchase price: $99.704
Purchased from: Wells Fargo Securities, LLC
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Altria Group,Inc.
Date of Purchase: 10/28/2013
Amount of Purchase: $1,788,804
Purchase price: $99.378
Purchased from: RBS Securities Inc.
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Emerging Markets Debt Fund
Security: Evergrande Real Estate G
Date of Purchase: 10/24/2013
Amount of Purchase: $510,000
Purchase price: $100.00
Purchased from: Deutsche Bank Aktiengesellschaft
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Emerging Markets Debt Fund
Security: Pacnet LTD
Date of Purchase: 12/5/2013
Amount of Purchase: $370,000
Purchase price: $100.00
Purchased from: Deutsche Bank Aktiengesellschaft
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Emerging Markets Debt Fund
Security: Sinopec GRP Oversea 2013
Date of Purchase: 10/9/2013
Amount of Purchase: $1,837,272
Purchase price: $99.312
Purchased from: Citigroup Global Markets Inc.
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Emerging Markets Debt Fund
Security: Sinopec GRP Oversea 2013
Date of Purchase: 10/9/2013
Amount of Purchase: $208,700.10
Purchase price: $99.381
Purchased from: Citigroup Global Markets Inc.
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Mid Cap Value Fund
Security: BankUnited Inc
Date of Purchase: 10/29/2013
Amount of Purchase: $653,837.25
Purchase price: $30.75
Purchased from: J.P.Morgan Securities LLC
Affiliated Underwriter: Goldman Sachs & Co

Fund: JNL/Goldman Sachs Mid Cap Value Fund
Security: Burlington Stores Inc
Date of Purchase: 10/1/2013
Amount of Purchase: $148,257
Purchase price: $17.00
Purchased from: Morgan Stanley & Co, LLC
Affiliated Underwriter: Goldman Sachs & Co

Fund: JNL/Goldman Sachs Mid Cap Value Fund
Security: Commscope Holding Co Inc.
Date of Purchase: 10/25/2013
Amount of Purchase: $250,335
Purchase price: $15.00
Purchased from: Deutsche Bank Securities Inc.
Affiliated Underwriter: Goldman Sachs & Co

Fund: JNL/Goldman Sachs Mid Cap Value Fund
Security: Empire State Realty Trust, Inc.
Date of Purchase: 10/2/2013
Amount of Purchase: $325,078
Purchase price: $13.00
Purchased from: Merrill Lynch, Pierce, Fenner & Smith, Incorporated
Affiliated Underwriter: Goldman Sachs & Co

Fund: JNL/Goldman Sachs Mid Cap Value Fund
Security: Surgical Care Affiliates, Inc.
Date of Purchase: 10/30/2013
Amount of Purchase: $71,136
Purchase price: $24.00
Purchased from: Citigroup Global Markets Inc.
Affiliated Underwriter: Goldman Sachs & Co

Fund: JNL/Goldman Sachs Mid Cap Value Fund
Security: ING US Inc
Date of Purchase: 10/24/2013
Amount of Purchase: $1,085,098.50
Purchase price: $29.50
Purchased from: Morgan Stanley & Co, LLC
Affiliated Underwriter: Goldman Sachs & Co

Fund: JNL/JPMorgan Mid Cap Growth Fund
Security: Antero Resourses Corporation
Date of Purchase: 10/9/2013
Amount of Purchase: $5,491,200
Purchase price: $44.00
Purchased from: Barclays
Affiliated Underwriter: J.P. Morgan

Fund: JNL/JPMorgan Mid Cap Growth Fund
Security: Guidewire Software, Inc.
Date of Purchase: 10/22/2013
Amount of Purchase: $6,430,125
Purchase price: $48.75
Purchased from: Deutsche Bank Securities
Affiliated Underwriter: J.P. Morgan

Fund: JNL/JPMorgan Mid Cap Growth Fund
Security: Twitter, Inc.
Date of Purchase: 11/6/2013
Amount of Purchase: $933,400
Purchase price: $26.00
Purchased from: Goldman Sachs & Co.
Affiliated Underwriter: J.P. Morgan

Fund: JNL/JPMorgan Mid Cap Growth Fund
Security: Extended Stay America, Inc. and ESH Hospitality, Inc.
Date of Purchase: 11/12/2013
Amount of Purchase: $2,610,000
Purchase price: $20.00
Purchased from: Goldman Sachs & Co.
Affiliated Underwriter: J.P. Morgan

Fund: JNL/JPMorgan Mid Cap Growth Fund
Security: Norwegian Cruise Line Holdings Ltd.
Date of Purchase: 12/3/2013
Amount of Purchase: $6,659,975
Purchase price: $33.25
Purchased from: UBS Investment Bank
Affiliated Underwriter: J.P. Morgan

Fund: JNL/Morgan Stanley Mid Cap Growth Fund
Security: Twitter Inc.
Date of Purchase: 11/7/2013
Amount of Purchase: $130,000,318
Purchase price: $26.00
Purchased from: Goldman Sachs
Affiliated Underwriter: Morgan Stanley

For all transactions listed, the determination described in paragraph
(b)(10)(iii) of Rule 10f-3 was made based on the following information: the securities to be purchased were part of an issue registered under the Securities
Act of 1933 that is being offered to the public, eligible municipal securities, securities sold in an eligible foreign offering, or securities sold in an eligible Rule 144A offering; the securities were purchased prior to the end of the first day on which any sales are made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible
Foreign Offering, for any rights to purchase that are required by law to be granted to existing security holders of the issuer), and if the securities were offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated; if the securities purchased were part of an issue registered under the Securities Act of 1933 that was offered to the public or was purchased pursuant to an eligible foreign offering or an eligible Rule 144A offering, the issuer of the securities was in continuous operation for not less than three years, including the operations of any predecessors; the securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities; the commission, spread or profit received by the principal underwriters was reasonable and fair compared to the commission, spread or profit received by other such persons in connection with the underwriting of similar securities being sold during a comparable period of time; and the amount of securities of any class of such issue to be purchased by the investment company, or by two or more investment companies having the same investment adviser, did not exceed: if purchased in an offering other than an eligible Rule 144A offering, 25 percent of the principal amount of the offering of such class, or if purchased in an eligible Rule 144A offering, 25 percent of the total of: the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, plus the principal amount of the offering of such class in any concurrent public offering.